EXHIBIT 4.36





                              VALUESTAR CORPORATION

                      SERIES CC PREFERRED STOCK AND WARRANT

                               PURCHASE AGREEMENT




                                 January 4, 2001




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            SERIES CC PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


         THIS SERIES CC PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is dated for reference purposes only as of January 4, 2001, by and between VALUESTAR CORPORATION, a Colorado corporation (the "Corporation"), and those investors set forth on Schedule 1 attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                                R E C I T A L S:

         A.  The  Corporation,  through  its  subsidiary,   Valuestar,  Inc.,  a
California corporation, is in the business of rating and certifying customer satisfaction of commercial businesses.

         B.  The  Purchasers   are  interested  in  investing   capital  in  the
Corporation and the Corporation desires to obtain capital from the Purchasers on the terms and conditions hereinafter set forth.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the above recitals and the mutual agreements, covenants, representations and warranties contained below in this Agreement, the parties agree as follows:

I.       DEFINITIONS.

         "Agreement" means, and the words "herein", "hereof", "hereunder" and words of similar import refer to, this instrument and any amendments hereto.

         "Act" means the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

         "Amended Investor Rights Agreement" means the Third Amended and Waiver of Investor Rights Agreement" in form and substance substantially as attached hereto as Exhibit C.

         "Certificate of Designation" means the Certificate of Designation of the Corporation attached hereto as Exhibit A, which sets forth the rights, privileges and preferences of the Series CC Convertible Preferred Stock.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Controlled Group" means any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Corporation is a member.

         "Employee  Benefit Plan" means any employee benefit plan, as defined in
Section 3(3) of ERISA, which is, previously has been or will be established or maintained by any member of a Controlled Group.

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         "Environmental   Laws"  means  all  federal,   state,  or  local  laws,
ordinances,  rules,  regulations,   interpretations  and  orders  of  courts  or
administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), and other laws relating to
(a) Polluting Substances or (b) the manufacture,  processing, distribution, use,
treatment,   handling,   storage,   disposal,  or  transportation  of  Polluting
Substances.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute that replaces said Exchange Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Corporation or, as the case may be, Corporation and the Subsidiary taken as a whole or (b) the impairment of the ability of any party other than any Purchaser to perform its obligations under this Agreement or any of the Other Agreements to which it is a party.

         "Other Agreements" means the Registration Rights Agreement, the Amended Investor Rights Agreement and all other agreements, instruments and documents and all renewals, amendments, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Corporation or Subsidiary and delivered to and for the benefit of Purchaser under this Agreement.

         "Party" or "parties" means the Corporation and/or any Purchaser.

         "Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

         "Polluting Substance" means all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, and the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided, in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," or "toxic substance" which is broader than that specified in any of the foregoing Environmental Laws, such broader meaning shall apply.

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         "Registration   Rights   Agreement"  means  the   Registration   Rights
Agreement, as amended, attached hereto as Exhibit B.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute which replaces such Securities Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "SEC" means the Securities and Exchange Commission.

         "Subsidiary" means Valuestar, Inc., a California corporation.

         "Series CC Stock" means the shares of Series CC Convertible Preferred Stock of the Corporation issued to the Purchasers pursuant to this Agreement.

         "Warrant" or "Warrants" means the form of Warrant attached hereto as Exhibit C.

II.      SALE AND ISSUANCE OF SERIES CC STOCK.

         2.1 Purchase and Sale of Series CC Stock. The Corporation agrees to sell to each Purchaser meeting the suitability standards set forth in Article VI, and, subject to the terms and conditions set forth herein, each such Purchaser agrees to purchase from the Corporation, the Series CC Stock set forth opposite its name in Schedule 1 attached hereto at a per share purchase price of $45.00 per share and warrants to purchase common stock in an amount equal to fifty percent (50%) of the number of common stock shares which Purchaser's Series CC Stock is convertible to at the Initial Closing (as defined hereinbelow).

         2.2 Issuance and Payment.The initial closing of the sale and purchase of the Series CC Stock pursuant to this Agreement will take place at the offices of BAY VENTURE COUNSEL, LLP, 1999 Harrison Street, Suite 1300, Oakland, California 94612, at 4:00 p.m. on January 5, 2001, or such other time and place as the parties may mutually agree (the "Initial Closing").

         At each "Closing" (as defined in Section 2.3), the Corporation will deliver to each Purchaser a duly issued and executed certificate of the Series CC Stock and Warrant to be purchased by it, registered in the Purchaser's name, against payment of the purchase price thereof as set forth in Schedule 1, by certified check, by wire transfer of immediately available funds, cancellation of any indebtedness owed by the Corporation to Purchaser, by agreement to perform services for the Corporation or the Subsidiary, by delivery for cancellation in exchange for each share of Series CC Stock and Warrant of certificates representing two (2) shares the Corporation's Series C Preferred Stock and related Series C warrants or by any combination of the foregoing.

         2.3 Subsequent Sale of Series CC Preferred Stock. The Corporation may issue and sell additional shares of Series CC Stock to such Persons as the Corporation may determine at any time after the Initial Closing and on, or before, March 31, 2001 (up to an aggregate number of shares which, when added to the number of shares sold at the Initial Closing, does not exceed five hundred thousand (500,000) shares), at no less than $45.00 per share and otherwise upon terms and conditions no more favorable than those contained herein. Any such sale which is upon the same terms and conditions as those contained herein shall entitle such persons or entities to become parties to this Agreement and the Registration Rights Agreement, each dated as of even date herewith, by and among the Corporation and the Purchasers, and shall have the rights and obligations of a Purchaser hereunder and thereunder. The Initial Closing and each subsequent closing shall be referred to herein as a "Closing."

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III.     CONDITIONS OF THE PURCHASERS' OBLIGATIONS.

         The obligation of each Purchaser to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by each Purchaser as to its obligation to consummate the transaction so contemplated:

         3.1 Representations and Warranties. Each of the representations and warranties of the Corporation contained in this Agreement, including without limitation those in Article V, and in any other documents delivered by the Corporation to the Purchasers at or prior to the Initial Closing will be true and correct at and as of the date of the Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein; the Corporation's business and assets shall not have been adversely affected in any material way prior to the Closing; and the Corporation shall have performed all obligations and conditions herein required to be performed or observed by the Corporation on or prior to the Closing; and the Corporation shall have delivered a certificate executed by the President or Secretary of the Corporation to such effect.

         3.2 Closing Documents. The Corporation will have delivered to the Purchasers copies of the following specifically named documents referenced in this Agreement or the Schedules hereto, including but not limited to a fully executed Registration Rights Agreement and, to the Purchasers named therein, a fully executed Amended Investor Rights Agreement, and all of the following documents:

                  (a) an Officer's Certificate from the Corporation dated the date of the Initial Closing, stating that all the preconditions specified in this Article III have been satisfied;

                  (b) correct and complete copies of the resolutions adopted by the board of directors of the Corporation certified to such effect on the date of the Initial Closing by the Secretary of the Corporation authorizing the execution, delivery and performance of this Agreement and any other agreements contemplated hereby, and authorizing all other transactions contemplated by this Agreement;

                  (c) correct and complete copies of the Corporation's Bylaws, as amended, and Certificate of Designation filed with the Colorado Secretary of State and all currently contemplated or proposed amendments thereto, as approved by the board of directors and shareholders of the Corporation, all certified to such effect on the date of the Initial Closing by the Secretary of the Corporation;

                  (d) a good standing certificate dated within ten (10) business days of the Initial Closing issued by the Colorado Secretary of State;

                  (e) an opinion of counsel from the Corporation's counsel, Bay Venture Counsel, LLP dated the date of the Initial Closing, reasonably acceptable to Purchasers;

                  (f) such other documents referenced within any Schedule or relating to the transactions contemplated by this Agreement as the Purchasers may reasonably request.

         3.3 Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing and all documents incident thereto or required to be delivered prior to or at the Closing will be satisfactory in form and substance to the Purchasers.

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         3.4 Examination of Books and Records.  The Corporation  shall have made available to the Purchasers (who may appoint representatives to perform such inspection) during normal business hours, for inspection and copying, all of the Corporation's books, records, contracts and documents of or relating to the Corporation.

         3.5 Suits/Proceedings. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         3.6 Authorization of Issuance. The Corporation's board of directors will have authorized the issuance and sale by it to the Purchasers pursuant to this Agreement of the Series CC Stock and Warrants.

         3.7 Reservation of Stock. The Corporation's board of directors will have reserved sufficient shares of its authorized but unissued Common Stock for the exclusive purpose of issuance upon conversion of the Series CC Stock and exercise of the Warrants (the "Reserved Common Shares").

         3.8 Capital Outstanding. As of the Initial Closing (but without giving effect thereto), the Corporation will have a total of no more than that number of shares of Preferred Stock and Common Stock issued and outstanding as listed and described in Schedule 5.14(a). The Corporation will have outstanding no options, convertible securities or warrants other than as listed and described on Schedule 5.14(b) as of the Initial Closing.

         3.9 Consent. The Corporation shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

         3.10 SBA Documents. The Corporation shall have provided each Purchaser that is a Small Business Investment Company (a) with all information and documentation that such Purchaser shall have requested in connection with the preparation and completion of the Portfolio Financing Report on SBA Form 1031, and (b) originals executed by the Corporation of each of (i) an SBA Letter in form and substance previously delivered to certain purchasers of the Series A Convertible Preferred Stock, (ii) the Size Status Declaration on SBA Form 480, and (iii) the Assurance of Compliance on SBA Form 652.

IV.      CONDITIONS OF THE CORPORATION'S OBLIGATIONS.

         The obligation of the Corporation to issue the Series CC Stock and Warrants with respect to any one Purchaser is subject to the satisfaction on or before the date of the Closing of the following conditions with respect to such Purchaser, all or any of which may be waived in writing by the Corporation:

         4.1 Performance. Each such Purchaser shall have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         4.2 Representations and Warranties. The representations and warranties of each Purchaser contained in Article VI and in any other documents delivered at or prior to the Closing shall be true and accurate on and as of the Closing with the same effect as though made on and as of the date of the Closing.

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         4.3 Instruments and Documents.  All instruments and documents  required
to  carry  out  this  Agreement  or  incidental   thereto  shall  be  reasonably
satisfactory to the Corporation and its counsel.

         4.4 Suits/Proceedings. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         4.5 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

V.       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

         Except as set forth on any Schedules attached hereto and incorporated herein by reference, the Corporation hereby represents and warrants to each Purchaser as of the date hereof and as of the Initial Closing as follows:

         5.1.     Corporate Existence and Authority.

                  (a) The Corporation (i) is a corporation duly organized, validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Corporation has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all Other Agreements to which it is, or in connection with the transactions contemplated hereby, may become, a party.

                  (b) The Subsidiary (i) is a corporation duly organized, validly existing, and in good standing under the laws of California; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

         5.2 Financial Statements and Reports. The Corporation has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act, as the case may be. The Corporation has delivered or made available to each Purchaser true and complete copies of (i) the Corporation's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000, (ii) its proxy statement relating to the Corporation's annual stockholders meeting held November 30, 2000, (iii) all other forms, reports, statements and documents filed by the Corporation with the SEC pursuant to the Exchange Act since June 30, 2000, and (iv) all reports, statements and other information provided by the Corporation to its stockholders since January 1, 2000 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Corporation included or incorporated by reference in the SEC Reports (including any such SEC Report filed after the date of this Agreement until the Initial Closing) were prepared in accordance with GAAP applied on a consistent basis



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(except as  otherwise  stated in such  financial  statements  or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of the Corporation and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Since June 30, 2000 there has been no change in any of the significant accounting (including tax accounting) policies, practices, or procedures of the Corporation or any of its consolidated subsidiaries. The Corporation is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the SEC all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since June 30, 2000.

         5.3 Default. Except as disclosed on Schedule 5.3, neither the Corporation nor the Subsidiary is in default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound which default would cause a Material Adverse Effect. The Corporation is paying its debts as they become due.

         5.4 Authorization and Compliance with Laws and Material Agreements. Except as set forth on Schedule 5.4, the execution, delivery and performance by the Corporation of this Agreement and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions will be duly authorized by all requisite action on the part of the Corporation and do not and will not violate the Certificate of Designation, or the Corporation's Articles of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of the Corporation pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Corporation or any of its properties is bound. Except as set forth on Schedule 5.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Corporation of this Agreement and the Other Agreements to which it is a party or the validity or enforceability thereof. All such authorizations, approvals, consents, filings and registrations described in
Schedule 5.4 have been obtained. The Corporation is not in violation of any term of its Articles of Incorporation or Bylaws or any contract, agreement, judgment or decree and is in full compliance with all applicable laws, regulations and rules where such violation would cause a Material Adverse Effect. All officers of the Corporation to the best of their knowledge have complied with all material applicable laws, regulations and rules in the course and scope of their employment with the Corporation.

         5.5 Authorization of Securities. The issuance and sale of the Series CC Stock and the Warrants have been duly authorized and the Series CC Stock and Warrants, when issued as set forth herein, will be fully paid and non-assessable, with no personal liability attached to the ownership thereof, and free of restrictions on transfer other than under applicable state and federal securities laws. The Reserved Common Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of this Agreement, the Certificate of Designation and the Warrants, as applicable, shall be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions under applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

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

         5.6      Environmental Condition of the Property.

                  (a) The location, construction, occupancy, operation and use of the Corporation's properties do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting such properties, including, without limitation, all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental
Laws and regulations (as referred to in this Section 5.6, collectively, "applicable laws") where such violation would cause a Material Adverse Effect;

                  (b) Without limitation of clause (a) of this Section 5.6, neither the Corporation, the Subsidiary nor such properties are subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws;

                  (c) Neither the Corporation nor the Subsidiary is subject to any liability or obligation relating to (i) the environmental conditions on, under or about such properties, including, without limitation, the soil and ground water conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance which would cause a Material Adverse Effect;

                  (d) There is no Polluting Substance or other substance that may pose any risk to safety, health or the environment on, under or about any such properties that would cause a Material Adverse Effect;

                  (e) The Corporation and/or the Subsidiary, whichever is applicable, have taken reasonable steps to determine and hereby represents and warrants that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from their properties by the Corporation or the Subsidiary, and the use which the Corporation and/or the Subsidiary makes and intends to make of such properties does not and will not result in the disposal or other release of any Polluting Substances on, onto, into or from such properties; and

                  (f) The Corporation and/or the Subsidiary, whichever is applicable, have been issued all required federal, state and local licenses, certificates or permits relating to, and their properties, the Corporation, the Subsidiary and the Corporation's and the Subsidiary's facilities, business, assets, leaseholds and equipment are all in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, Polluting Substances, or other environmental, health or safety matters where non-compliance would have a Material Adverse Effect.

         5.7 Litigation and Judgments. Except as disclosed on Schedule 5.7, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Corporation, threatened against or affecting the Corporation or the Subsidiary, the outcome of which, in the reasonable judgment of the Corporation, is likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person outstanding against the Corporation or the Subsidiary having, or which is reasonably likely to have, a Material Adverse Effect.

         Except as disclosed on Schedule 5.7, there is no action, suit, proceeding or investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Corporation threatened, against or affecting the Corporation, the Subsidiary, this Agreement and/or the Other Agreements. Except as disclosed on Schedule 5.7, there are no outstanding judgments against the Corporation or the Subsidiary. None of the matters listed on Schedule 5.7 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         5.8 Rights in Properties; Liens. Except as disclosed on Schedule 5.8, the Corporation and the Subsidiary have good and marketable title to all properties and assets reflected on their balance sheets, and none of such properties or assets is subject to any Liens. The Corporation and the Subsidiary enjoy peaceful and undisturbed possession under all leases necessary for the operation of their other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Corporation and the Subsidiary have the exclusive right to use all of the Intellectual Property necessary to their business as presently conducted, and the Corporation's and the Subsidiary's use of the Intellectual Property does not infringe on the rights of any other Person where such nonexclusively or infringement would not have a Material Adverse Effect. To the best of the Corporation's knowledge, no other Person is infringing the rights of the Corporation or the Subsidiary in any of the Intellectual Property. Neither the Corporation nor the Subsidiary owes any royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

         5.9 Enforceability. This Agreement and the Other Agreements to which the Corporation is a party, when delivered, shall constitute the legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         5.10 Indebtedness. Except as disclosed on the financial statements identified in Section 5.2 and on Schedule 5.10, neither the Corporation nor the Subsidiary has any Indebtedness. All Indebtedness owed by the Corporation or the Subsidiary to any Affiliate is set forth on Schedule 5.10.

         5.11 Taxes. Except as set forth on Schedule 5.11, the Corporation and the Subsidiary have timely filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and have timely paid all of their tax liabilities, other than immaterial amounts and taxes that are being contested by the Corporation or the Subsidiary in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established. Neither the Corporation nor the Subsidiary know of any pending investigation of the Corporation or the Subsidiary by any taxing authority or pending but unassessed tax liability of the Corporation or the Subsidiary, except as disclosed on Schedule 5.11. The Corporation and the Subsidiary have made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and neither the Corporation nor the Subsidiary are a party to any tax-sharing agreement.

         5.12 Use of Proceeds; Margin Securities. Neither the Corporation nor the Subsidiary are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Corporation, the Subsidiary nor any Person acting on their behalf has taken any action that might cause the transactions contemplated by this Agreement or any Other Agreements to violate Regulations T, U or X or to violate the Securities Exchange Act of 1934, as amended.

         5.13 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the Employee Benefit Plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder. With respect to any Employee Benefit Plan, all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any Pension Plan which poses a risk of causing a Lien to be created on the assets of the Corporation or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group. The term "liability," as referred to in this Section 5.13, includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

         5.14 Disclosure. No representation or warranty made by the Corporation in this Agreement or in any of the documents, instruments, or other information furnished to the Purchaser by the Corporation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Corporation in this Agreement, the Registration Rights Agreement, or in any document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Corporation or any of its Subsidiaries that has not been disclosed in the documents provided to Purchaser.

         5.15 Subsidiaries and Capitalization. The Corporation has no Subsidiaries, other than the Subsidiary. All the issued and outstanding shares of capital stock of the Corporation are duly authorized, validly issued, fully paid and nonassessable. The capitalization of the Corporation on the Initial Closing Date is set forth on Schedule 5.15 (a). No violation of any preemptive rights of shareholders of the Corporation has occurred by virtue of the transactions contemplated under this Agreement or any Other Agreement. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Corporation granting to any Person or group of Persons any right to purchase or acquire shares of the Corporation's capital stock other than as set forth on Schedule 5.15(b).

         5.16 Current Locations. Schedule 5.16 identifies (a) the Corporation's principal place of business and chief executive office, (b) all the locations where the Corporation maintains any books or records relating to any of its assets, (c) all other locations where the Corporation has a place of business, and (d) each address where any of the Corporation's assets are located. Schedule
5.16 accurately indicates whether each such location is owned or leased, and, if leased, identifies the owner of such location. No Person other than the Corporation has possession of any material amount of the assets of the Corporation except as disclosed on Schedule 5.16.

         5.17 Investment Company Act. Neither the Corporation, the Subsidiary nor any company controlling the Corporation or the Subsidiary is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.18 Public Utility Holding Corporation Act. Neither the Corporation nor the Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Corporation Act of 1935, as amended.

         5.19 Securities Laws. Assuming the truthfulness and accuracy of each Purchaser's representations and warranties in Article 6, the Corporation has complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Series CC Stock and Warrants.

         5.20 No Labor Disputes. Neither the Corporation nor the Subsidiary is involved in any labor dispute. The Corporation is not a party to any collective bargaining agreement, and there are no strikes or walkouts or union organization of any of the Corporation's or the Subsidiary's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement.

         5.21 Brokers. Except as described in Schedule 5.21, neither the Corporation, the Subsidiary nor any of its shareholders has dealt with any broker, finder, commission agent or other Person in connection with the transactions referenced in or contemplated by this Agreement, nor is the Corporation or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions.

         5.22 Insurance. The amount and types of insurance carried by the Corporation and the Subsidiary, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as the Corporation and the Subsidiary and similarly situated.

         5.23 Conduct of Business. On the Initial Closing Date, the Corporation and the Subsidiary are engaged only in businesses of the type described in
Schedule 5.23.

         5.24 Small Business Concern. The Subsidiary is a "small business concern" as defined in Section 103(5) of the Act, which for purposes of size eligibility meets the applicable criteria set forth in Section 121.301(c) of Title 13 of the Code of Federal Regulations.

         5.25 Survival of Representations. All representations made by the Corporation in or under this Agreement shall be true and accurate as of the Initial Closing and shall survive the Initial Closing for a period of two (2) years thereafter (except for those changes contemplated in and provided for by this Agreement).


VI.      REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

         As of the Closing, each Purchaser represents and warrants to the Corporation as to itself that:

         6.1 Investment. The Purchaser is acquiring the Series CC Stock and Warrants and any Common Stock issuable upon conversion of the Series CC Stock or exercise of the Warrants for investment purposes only for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such securities. Purchaser understands that the Series CC Stock and Warrants (and any shares of Common Stock issued upon conversion of the Series CC Stock or exercise of the Warrants) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein. All such securities are hereinafter collectively referred to as the "Securities".

         6.2 Rule 144. The Purchaser acknowledges that because the Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement under certain circumstances.

         6.3 Access to Data. The Purchaser has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Securities.

         6.4 Knowledge And Experience. Purchaser has such knowledge and experience in financial and business matters, including investments in other companies that are in a financial condition substantially similar to the Corporation's financial condition immediately prior to the Initial Closing, that it is capable of evaluating the merits and risks of the investment in the Securities, and it is able to bear the economic risk of such investment.
Further, the individual executing this Agreement has such knowledge and experience in financial and business matters that he or she is capable of utilizing the information made available to him or her in connection with the offering of the Securities, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities.

         6.5 Requisite Power.The Purchaser has all requisite power and authority necessary to enter into and to carry out the provisions of this Agreement and the transactions contemplated hereby.

         6.6 Duly Authorized. All action on the part of the Purchaser necessary for the purchase of its Series CC Stock and Warrants and the performance of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         6.7 Accredited Investor. Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term "Accredited Investor" under Regulation D refers to:

                  (i) A person or entity who is a director or executive officer of the Corporation;

                  (ii) Any bank as defined in Section  3(a)(2) of the Securities
Act, or any  savings and loan  association  or other  institution  as defined in
Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; insurance corporation as defined in Section 2(13) of the Securities Act; investment corporation registered under the Investment Corporation Act of 1940; or a business development corporation as defined in
Section 2(a)(48) of that Act; Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

                  (iii) Any private business development corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

                  (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                  (vi) Any natural person who had an individual income in excess of $200,000 during each of the previous two years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

                  (viii) Any entity in which all of the equity owners are accredited investors.

                  As used in this Section 6.8, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 6.8, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: Any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

         6.9 Resident. Purchaser has its, his or her principal residence or principal executive offices in the state indicated on Schedule 1.

         VII.     RESTRICTIONS ON TRANSFER OF SECURITIES.

                  The Securities are not transferable except upon the conditions specified in this Article VII, which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of such securities. Each instrument representing the Securities shall be stamped or otherwise imprinted with legends substantially in the following form until such time as the conditions set forth in such legends have been met:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

         The Corporation shall be entitled to enter stop transfer notices on its stock books with respect to the Securities until the conditions as set forth in the legend above with respect to the transfer of such securities have been met.

         VIII.    AFFIRMATIVE COVENANTS.

                  8.1 Information. The Corporation covenants and agrees that so long any Purchaser holds at least 25,000 shares of Series CC Stock (Appropriately Adjusted, as such term is defined in the Certificate of Designation), the Corporation shall furnish the following to such Purchaser until the conversion of such Series CC Stock into common stock:

                           (a)      Financial Statements.

                                    (i) As soon as  available,  and in any event
within ninety (90) days after the end of each fiscal year of the Corporation, beginning with the fiscal year ending June 30, 2001, (i) a copy of the annual audit report of the Corporation for such fiscal year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing.

                                    (ii) As soon as available,  and in any event
within forty-five (45) days after the end of each fiscal quarter, a copy of an unaudited financial report of the Corporation as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing consolidated balance sheets, statements of income, and statements of cash flow, (with notes as to any consolidating entries).

                                    (iii)  Promptly  upon receipt  thereof,  any
written report submitted to the Corporation by independent public accountants in connection with an annual or interim audit of the books of the Corporation made by such accountants.

                                    (iv)   Promptly   after   the   commencement
thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Corporation, any technology or patent rights that it has, or any other material assets of the Corporation, or any key employee or officer (in their capacities as such) the outcome of which could reasonably have a Material Adverse Effect.

                  (b) Books and Records. The Corporation will keep (a) proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs;
(b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books from its earnings allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied.

         8.2 Amended and Restated Articles. As soon as practicable following the Initial Closing but in no event later than April 30, 2001, the Corporation shall
(i) adopt and approve amended and restated articles of incorporation that, inter alia, increase the authorized number of shares of Common Stock from 50,000,000 to not more than 100,000,000 shares (the "Amended Articles") and shall file with the SEC a proxy or information statement to be distributed to the stockholders of the Corporation soliciting their vote or written consent approving and adopting the Amended Articles. Following approval of such proxy or information statement by the SEC, the Corporation shall (i) submit the Amended Articles to the stockholders for their approval and adoption at a special meeting of stockholders, or in lieu of any such meeting, shall solicit the approval and adoption of the Amended Articles by written consent of the stockholders, (ii) recommend to the stockholders that they approve and adopt the Restated Articles and (iii) promptly following such approval and adoption, file the Amended Articles with the Colorado Secretary of State.



IX.      NEGATIVE COVENANTS.

         Without the approval of the holders of at least sixty six and two thirds percent (66-2/3%) of the shares of Series CC Stock voting together as a class, except as otherwise required by applicable law, the Corporation will not take any action that:

         (i) except for a "Series CC Qualified Liquidation Event" (as defined in the Certificate of Designation), effects a sale of all or substantially all of the Corporation's assets or which results in the holders of the Corporation's capital stock prior to the transaction owning less than 50% of the voting power of the Corporation's capital stock after the transaction,

         (ii) alters or changes the rights, preferences or privileges of the Series CC Stock by merger, consolidation or otherwise so as to materially and adversely affect such shares,

         (iii) increases or decreases the number of authorized shares of Series CC Stock,

         (iv) authorizes the issuance of securities having a preference over or on parity with the Series CC Stock, including, without limitation, any issuance of the Corporation's Series A Preferred Stock ("Series A Stock") other than as a dividend as provided in the Corporation's Certificate of Designation for the Series A Stock.

         (v) redeems shares of any class or series of the Company's capital stock (excluding Common Stock repurchased upon termination of an officer, employee, director or consultant pursuant to a restricted stock purchase agreement or other compensatory plan or agreement),

         (vi) amends or repeals by merger, consolidation or otherwise any provision of, or adds any provision to, the Corporation's Articles of
Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or restrictions of the Series CC Stock, so as to affect adversely such shares,

         (vii) authorizes the payment of dividends to Common Stock,

         (viii) except for a Series CC Qualified Liquidation Event, consummates a transaction subject to Section 305 of the Code,

         (ix) fixes the authorized number of directors at a number greater than nine (9), or

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

         (x) for a period ending on the first anniversary of the date of this Agreement, authorizes options to purchase Common Stock in excess of 5,000,000 shares.

X.       REGISTRATION RIGHTS AGREEMENT.

         The Corporation shall at the Initial Closing enter into the Registration Rights Agreement, as amended, in form and substance substantially as attached hereto as Exhibit B granting each Purchaser the registration rights set forth therein.

XI.      MISCELLANEOUS.

         11.1 Remedies. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

         11.2 Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement and any exhibit attached hereto may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of Purchasers holding at least sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of Series CC Stock. No course of dealing between the Corporation and any Purchaser or any delay in exercising any rights hereunder or under the Corporation's Articles of Incorporation will operate as a waiver of any rights of any such Purchaser. Notwithstanding the foregoing, this Section 11.2 shall not be amended without the consent of all Purchasers holding Series CC Stock.

         11.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement for a period of two (2) years after the Initial Closing.

         11.4 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         11.5 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         11.6 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

         11.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11.8 Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to Purchaser, addressed to each Purchaser at the address specified on
Schedule I hereto or to such other address as such Purchaser may in writing designate, or (b) if to the Corporation, addressed to the Corporation at the address set forth below or to such other address as the Corporation may in writing designate. Notices shall be deemed to have been validly served, given or delivered (and "the date" of such notice or words of similar effect shall mean

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


the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.



            If to Purchasers:           To the Addresses set forth on Schedule 1

            With a Copy to:
                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------



            If to the Corporation:      Valuestar Corporation
                                        Attn: James Stein
                                        360 - 22nd Street, Suite 210
                                        Oakland, CA  94612
                                        FAX: (510) 808-1400

            With a Copy to:             Bay Venture Counsel, LLP
                                        Attn: Donald C. Reinke, Esq.
                                        1999 Harrison Street, Suite 1300
                                        Oakland, CA 94612
                                        FAX: (510) 834-7440

         11.9 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed entirely in California as if by and between California residents.

         11.10 Schedules and Exhibits. All schedules and exhibits are an integral part of this Agreement.

         11.11 Litigation Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties therein shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         11.12 Final Agreement. This Agreement and the exhibits and schedules attached hereto constitute the only agreement of the parties concerning the matters herein, and supersedes, merges and renders void all prior written/oral, and/or contemporaneous agreements and understandings related thereto.

         11.13 Confidentiality. Each Purchaser agrees to keep confidential any information delivered by the Corporation or Subsidiary to such Purchaser under this Agreement that the Corporation or Subsidiary clearly indicates in writing to be confidential information; provided, however, that nothing in this Section
11.13 will prevent such Purchaser from disclosing such information (a) to any Affiliate of such Purchaser or any actual or potential purchaser, participant, assignee, or transferee of such Purchaser's rights or obligations hereunder that agrees to be bound by the terms of this Section 11.13, (b) upon order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Purchaser, (d) that is in the public domain, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party without breach by such Person of a confidentiality obligation known to such Purchaser, (f) if necessary and only to the extent necessary for the exercise of any remedy under this Agreement, (g) to the certified public accountants for such Purchaser or (h) that has been independently developed by such Purchaser without use or reference to any confidential information of the Corporation or Subsidiary and such independent development can be shown by documentary evidence. The Corporation agrees that such Purchaser will be presumed to have met its obligations under this Section 11.13 to the extent that it exercises the same degree of care with respect to information provided by the Corporation or Subsidiary as it exercises with respect to its own information of similar character.

         11.14 Public Disclosure. Except as may be required to comply with applicable law, no Purchaser shall make or cause to be made any press release or similar public announcement


                        (SIGNATURES FOLLOW ON NEXT PAGE)

         Signature Pages to the Series CC Preferred Stock and Warrant Purchase Agreement

         IN WITNESS  WHEREOF,  the Corporation and each Purchaser  identified on
Schedule 1 have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                                  CORPORATION:

                                  VALUESTAR CORPORATION


                                  By: /s/ James Stein
                                      ------------------------------------------
                                  Name:  James Stein
                                  Its:   President and Chief Executive Officer

 Signature Pages to the Series CC Preferred Stock and Warrant Purchase Agreement

     (Individual Pages Differ as to Purchaser Name and Personal Information)

                                           PURCHASER:


                                           -------------------------------------


                                           By:
                                           -------------------------------------
                                                      (Signature)


                                           -------------------------------------
                                                 (Print Name and Title)


                                           ADDRESS:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------


                                           TELEPHONE AND FAX NUMBERS:

                                           Tel:
                                                --------------------------------
                                           Fax:
                                               ---------------------------------
                                           Email Contact:
                                                         -----------------------

                                           AGGREGATE INVESTMENT AMOUNT

                                           $
                                            ------------------------------------